UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐
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COPART, INC.

November 27, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Copart, Inc. to be held on Monday, December 18, 2006 at 9:00 a.m., Pacific Standard Time, at the Company’s corporate headquarters located at 4665 Business Center Drive, Fairfield, CA 94534 (see directions on page 21 of proxy statement). The formal Notice of Annual Meeting of Shareholders and proxy statement accompanying this letter describes the business to be acted upon.

Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “Voting Procedures” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting

                    Sincerely,

                    WILLIS J. JOHNSON
                    Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

COPART, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 18, 2006

To the Shareholders of Copart, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Copart, Inc. will be held on Monday, December 18, 2006 at 9:00 a.m., Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534, for the following purposes:

1.	To elect seven directors for the ensuing year or until their successors have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as independent auditors for the current fiscal year ending July 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on November 7, 2006 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. The stock transfer books will not be closed between the record date and the date of the annual meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at Copart’s corporate headquarters.

Please read carefully the following proxy statement, which describes the matters to be voted upon at the annual meeting, and then submit your proxy according to the enclosed instructions as promptly as possible. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted to ensure that all your shares will be voted. Shareholders may revoke previously delivered proxies at any time prior to the meeting. Any shareholder who has previously submitted a proxy may attend the meeting and if the shareholder so chooses, vote in person by ballot, which will result in the revocation of the prior proxy.

                    For the Board of Directors
                    COPART, INC.

                    Paul A. Styer, Secretary

Fairfield, California
November 27, 2006

Part One - Existing Compensation Arrangements	17
Part Two - Compensation of Chief Executive Officer	18
PERFORMANCE GRAPH	19
CERTAIN TRANSACTIONS	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
OTHER MATTERS	20
ADJOURNMENT OF THE ANNUAL MEETING	20
ANNUAL REPORT	20
Annex A - CHARTER FOR THE COMPENSATION COMMITTEE	A-1

i

COPART, INC.
4665 Business Center Drive
Fairfield, California 94534

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 18, 2006
__________________________

VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors of Copart, Inc., a California corporation, for use at our Annual Meeting of Shareholders to be held on Monday, December 18, 2006. The annual meeting will be held at 9:00 a.m., Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534. Our telephone number at our headquarters is (707) 639-5000. Only shareholders of record at the close of business on November 7, 2006 will be entitled to notice of, and to vote at, the annual meeting.

We use several abbreviations in this proxy statement. We may refer to our company as “Copart” or the “Company.” The term “proxy materials” includes this proxy statement as well as the enclosed proxy card and our 2006 Annual Report to Shareholders. References to our “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

This proxy statement and the accompanying proxy materials were first mailed to the Company’s shareholders on or about November 27, 2006. Copart will pay the cost of soliciting proxies. Proxies may be solicited on the Company’s behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

On November 7, 2006, the record date for determination of shareholders entitled to vote at our annual meeting, there were 90,551,897 shares of Common Stock outstanding held by approximately 1,333 shareholders of record. No shares of our authorized Preferred Stock were outstanding.

Voting Rights

Each share of our Common Stock outstanding on the record date is entitled to one vote on each matter submitted for shareholder approval. In addition, under California law in connection with the election of directors, each shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder as of the record date, or such shareholder may distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit. Votes cannot be cast for more than the number of candidates to be elected. No shareholder will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the commencement of voting of the shareholder’s intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Quorum Requirement; Abstentions and Broker Non-Votes

A quorum comprising the holders of a majority of our outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the annual meeting. Your shares will be counted as being present at the meeting if you appear in person or if you submit your proxy either by Internet, telephone, or by a properly executed proxy card.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares according to your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Proposal One (Election of Directors) and Proposal Two (Ratification of Appointment of Independent Auditors).

If you abstain from voting or if a record holder does not vote the shares you own beneficially (known as a “broker non-vote”), either because it lacks the discretionary authority to do so or for any other reason, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast regarding any particular proposal, however. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. For example, if the number of abstentions or broker non-votes resulted in the votes “FOR” a proposal not equaling at least a majority of the quorum required for the meeting, the proposal would not be approved. This will be the case even though the number of votes “FOR” the proposal exceeded the number of votes “AGAINST” the proposal. Abstentions and broker non-votes are not counted in the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting Procedures

General. Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees listed in this proxy statement;

•	FOR the ratification of our selection of Ernst & Young LLP as independent auditors for the fiscal year ending July 31, 2007; and

•	At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone or Internet. Instructions for voting by telephone and over the Internet are included with these proxy materials. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting. In order to revoke your proxy, you may either:

•	Submit another proxy bearing a later date;

•
Provide written notice of the revocation to our Secretary, Paul A. Styer, c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534 prior to the time we take the vote at the annual meeting; or

•	Attend the meeting and vote in person.

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile or other means by directors, officers, or employees of Copart. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Shareholder Proposals for 2007 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Copart’s Proxy Materials. Shareholders of Copart may submit proposals on matters appropriate for shareholder action at annual meetings of Copart’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in Copart’s proxy materials relating to its 2007 Annual Meeting of Shareholders, all applicable requirements under Rule 14a-8 must be satisfied and such proposals must be received by Copart no later than July 11, 2007. Such proposals should be delivered to Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, California 94534. The submission of a shareholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Copart’s bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders where the proposal is not intended to be included in the proxy statement relating to that meeting. For shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of Copart (at the address noted above) such that the shareholder notice has been received by Copart not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the date on which Copart first mailed its proxy materials for its immediately preceding annual meeting of shareholders. To be timely for the 2007 annual meeting, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of Copart between July 11, 2007 and August 10, 2007. A shareholder’s notice to the Secretary must set forth, with respect to each matter the shareholder proposes to bring before the annual meeting, the information required by Copart’s bylaws. If a shareholder fails to comply with the advance notice provision set forth in the bylaws, the shareholder will not be permitted to present the proposal at the meeting.

In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting of Shareholders will confer discretionary authority on management’s proxy holders to vote on (i) any proposal presented by a shareholder at that meeting for which Copart has not been provided with notice on or prior to the August 10, 2007 deadline and (ii) on any proposal made in accordance with the bylaw provisions, if the 2007 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder has not complied with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Shareholders Sharing the Same Address

Copart has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Copart is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Copart has received contrary instructions from an affected shareholder. This procedure reduces Copart’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Copart will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Copart’s Investor Relations Department at 4665 Business Center Drive, Fairfield, California 94534, telephone (707) 639-5000.  Any shareholders of record who share the same address and currently receive multiple copies of Copart’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Copart’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

One of the purposes of the annual meeting is to elect directors to hold office until the 2007 annual meeting or until their respective successors are elected and have been qualified. The number of authorized directors is currently eight, although Copart’s Board of Directors will amend our Bylaws to authorize seven directors effective with the annual meeting. Our Nominating and Governance Committee has nominated the seven individuals listed below for election as directors. All of the nominees are presently directors of Copart. On October 10, 2006, Jonathan Vannini, a current director of the Company, informed the Company’s Chief Executive Office that he would retire as a member of the Board of Directors immediately following the 2006 annual meeting. He will continue to serve as a director until the annual meeting. Mr. Vannini has served as a director since 1993, and Copart thanks him for his long-standing service and contribution to the Company. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our Board of Directors.

Daniel Englander was appointed to the Board of Directors on October 10, 2006 upon the recommendation of the Nominating and Governance Committee following a review of his background and experience and a personal meeting.  Mr. Englander was brought to the attention of the Nominating and Governance Committee as a potential candidate by Willis Johnson, the Company's Chief Executive Officer and Chairman of the Board.

Nominees

Set forth below is information regarding the Company’s nominees, all of whom are currently directors of the Company:

Name	Age	Position(s) with Copart	Director Since
Willis J. Johnson	59	Chief Executive Officer and Chairman of the Board	1982
A. Jayson Adair	37	President and Director	1992
James E. Meeks	57	Executive Vice President, Chief Operating Officer and Director	1996
Harold Blumenstein	68	Director	1994
James Grosfeld	69	Director	1993
Steven D. Cohan	45	Director	2004
Daniel Englander	37	Director	2006

Willis J. Johnson, founder of Copart, has served as our Chief Executive Officer since 1986 and Chairman of the Board since January 2004. Mr. Johnson also served as our President from 1986 until 1995. Mr. Johnson was an officer and director of U-Pull-It, Inc. (“UPI”) a self-service auto dismantler which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies.

A. Jayson Adair has served as our President since 1996. From 1995 until 1996, Mr. Adair served as our Executive Vice President. From 1990 until 1995, Mr. Adair served as our Vice President of Sales and Operations and from 1989 to 1990 Mr. Adair served as our Manager of Operations.

James E. Meeks has served as our Vice President and Chief Operating Officer since 1992, when he joined the Company concurrent with our purchase of South Bay Salvage Pool. Mr. Meeks has served as Executive Vice President and director of the Company since 1996 and as Senior Vice President since 1995. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool. Mr. Meeks was also an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company, which he operated from 1991 to 2001. Mr. Meeks has over 30 years of experience in the vehicle dismantling business.

Harold Blumenstein is a general partner of Paragon Properties Company, a real estate development, investment and management company, where he has been employed since January 1971. Mr. Blumenstein holds a B.A. in Economics and Accounting from Wayne State University.

James Grosfeld has been a private investor at all times during the last five years. From 1993 until 1994, Mr. Grosfeld served as chairman of our Board of Directors. Mr. Grosfeld is also a director of BlackRock Inc., a public diversified investment management company, Ramco-Gershenson Properties Trust and Lexington Corporate Properties Trust.

Steven D. Cohan has served as the Chief Executive Officer and President of Loco Ventures, Inc., a privately held manufacturer and distributor of food and beverages in Northern California since 1999. From 1992 to 1994 he served as Vice President of Finance and Principle Accounting Officer for Copart, Inc., and from 1994 to 1996 he served as Copart’s Vice President of Corporate Development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from UCLA and is a Certified Public Accountant.

Daniel Englander is Managing Partner and Founder of Ursula Investors, founded in May 2004. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a privately held, New York based merchant bank serving as a Managing Director from September 2002 until his departure. He holds a BA from Yale University. Mr. Englander is also a director of Crème de la Crème, a privately held, high-end child care Company based in Denver, CO.

There are no family relationships among any of the directors or executive officers of the Company, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Vote Required

The director nominees receiving the highest number of affirmative votes of the holders of shares outstanding Common Stock entitled to vote and present at the annual meeting, either in person or by proxy, will be elected as directors at the annual meeting.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

Board Meetings and Board Committees

During the fiscal year ended July 31, 2006, our Board of Directors held seven (7) meetings. Each of our directors attended at least 75% of the meetings held during fiscal 2006 of our board or any committee on which such director served, with the exception of Mr. Englander due to the fact that he became a director in fiscal 2007. Copart’s directors are strongly encouraged to attend the annual meeting of shareholders. Directors Johnson, Adair and Meeks attended the Company’s 2005 annual meeting of shareholders. During fiscal 2006, the Company maintained standing audit, compensation and nominating and governance committees. Each committee has a written charter approved by our Board of Directors outlining the principal responsibilities of the committee. The Audit Committee and Nominating and Governance Committee charters were filed as annexes to our proxy statement for the 2005 Annual Meeting of Shareholders. A copy of the Compensation Committee charter is attached as Annex A to this proxy statement.

Audit Committee

Our Audit Committee is primarily responsible for reviewing and approving the services performed by our independent auditors, reviewing our financial statements, and reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of the Audit Committee are, among other things, to:

•	Oversee our accounting and financial reporting processes and audits of our financial statements;

•
Assist the board in overseeing and monitoring: (i) the integrity of our financial statements; (ii) our accounting policies and procedures; (iii) our compliance with legal and regulatory requirements; (iv) our independent auditor’s qualifications, independence, and performance; (v) our disclosure controls and procedures; and (vi) our internal controls;

•	Provide the board with the result of its monitoring and any recommendations derived from such monitoring; and

•	Provide the board with additional information and materials as the Audit Committee may determine to be necessary to make the board aware of significant financial matters requiring board attention.

The Audit Committee consisted at all times during fiscal 2006 of directors Blumenstein, Grosfeld, Vannini and Cohan. Mr. Englander was appointed a member of the Audit Committee on October 10, 2006. Copart believes that all current members of the Audit Committee are “independent directors” as contemplated by Rule 4200 of the  Marketplace Rules of the National Association of the Securities Dealers, Inc. Mr. Vannini intends to step down from the Audit Committee when his director term ends upon his resignation immediately following the 2006 annual meeting. The Board of Directors has designated Steven Cohan as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee held five (5) meetings during fiscal 2006.

Compensation Committee

Our Compensation Committee is generally responsible for, among other things, reviewing and approving the Company’s compensation policies, setting the compensation levels for those Company executive officers and senior managers reporting directly to the Company’s President whose compensation is not otherwise established pursuant to employment agreements reviewed or approved by the Board of Directors, and administering our equity incentive plans. The Compensation Committee acts under a written charter adopted and approved by our Board of Directors. The Compensation Committee consisted at all times during fiscal 2006 of directors Blumenstein, Grosfeld, and Vannini. Mr. Englander was appointed a member of the Compensation Committee on October 10, 2006. Copart believes that all current members of the Compensation Committee are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and are “outside directors” as defined in Section 162(m) of the Internal Revenue Code. Mr. Vannini intends to step down from the Compensation Committee when his director term ends upon his resignation immediately following the 2006 annual meeting. The Compensation Committee held three (3) meetings during fiscal 2006.

Nominating and Governance Committee

Copart’s Board of Directors established the Nominating and Governance Committee in September 2003. The purpose of the Nominating and Governance Committee is to ensure that our board is properly constituted to meet its fiduciary obligations to shareholders and that Copart has and follows appropriate governance standards. The committee is authorized to assist the board by identifying prospective director nominees and to select the director nominees for the next annual meeting of shareholders and to develop and recommend to the board governance principles applicable to Copart. The Nominating and Governance Committee consisted at all times during fiscal 2006 of directors Blumenstein, Grosfeld, and Vannini. Mr. Englander was appointed a member of the Nominating and Governance Committee on October 10, 2006. Copart believes that all current members of the Nominating and Governance Committee are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The committee held one (1) meeting during fiscal 2006. Mr. Vannini intends to step down from the Nominating and Governance Committee when his director term ends upon his resignation immediately following the 2006 annual meeting.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of the background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee recommends the candidate for consideration by the full Board of Directors. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to Copart’s Secretary in writing to the following address: Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, CA 94534. When submitting candidates for nomination to be elected at the Company’s annual meeting of shareholders, shareholders must also follow the advance notice procedures for shareholder nominees and provide the information required by Copart’s bylaws.

Shareholder Communications with the Board of Directors

The Board of Directors has approved the following procedure for shareholders to communicate with the Company’s directors. Mail can be addressed to directors in care of Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, attention General Counsel. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Nominating and Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board and Chief Executive Officer.

Director Compensation

Each of our non-employee directors, consisting of directors Blumenstein, Grosfeld, Vannini, and Cohan received quarterly cash compensation during fiscal 2006 of $8,000 for services as a director and member of any committees on which he may serve. Non-employee directors are reimbursed for expenses incurred with attending board or committee meetings.

In October 2005, Copart granted directors Blumenstein, Grosfeld, Vannini and Cohan each an option to acquire 20,000 shares of common stock under its 2001 Stock Option Plan at an exercise price of $24.03. Each of these options vests over two years, with one-half of the shares vesting on the first anniversary of the date of grant and the balance vesting on a monthly basis over the 12 months succeeding such first anniversary.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consisted at all times during fiscal 2006 of directors Blumenstein, Grosfeld, and Vannini. No member of the Compensation Committee was at any time during fiscal 2006, or at any other time, an officer or employee of Copart or any of its subsidiaries, and no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K (Certain Relationships and Related Transactions) promulgated by the Securities and Exchange Commission ("SEC"). No interlocking relationship, as described by the Securities and Exchange Commission, currently exists or existed during fiscal 2006 between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

General

On January 30, 2006, the Audit Committee of the Board of Directors dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended July 31, 2006.

The audit reports of KPMG LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended July 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of July 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended July 31, 2004, and July 31, 2005, and through January 30, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports on the Company’s financial statements for such years.

During the Company’s two most recent fiscal years ended July 31, 2004, and July 31, 2005, and through January 30, 2006, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On January 27, 2006, the Audit Committee approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended July 31, 2004, and July 31, 2005, and through January 27, 2006, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company has authorized KPMG to respond fully to the inquiries of Ernst & Young LLP.

Our Audit Committee has appointed Ernst & Young LLP as our independent auditors to audit our financial statements for the current fiscal year ending July 31, 2007. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Shareholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise. Our Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection. Even if the selection of independent auditors is ratified by our shareholders, the Audit Committee may, in its discretion, direct the appointment of a different independent accounting firm at any time during the year if it feels that such a change would be in the best interests of Copart and its shareholders.

Auditor Fees and Services

A summary of fees for professional services rendered by Ernst & Young LLP for the fiscal year ended July 31, 2006 and by KPMG LLP for fiscal years ended July 31, 2006 and July 31, 2005 is set forth below.

Audit Fees. We were billed fees for audit services totaling $1,813,800 by Ernst & Young and $75,000 by KPMG LLP in fiscal 2006, and $1,550,096 by KPMG LLP in fiscal 2005. Audit fees consists of fees billed for professional services rendered for the audit of Copart’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees. We were not billed fees for audit related services by Ernst & Young LLP in fiscal 2006. We were billed $24,000 for audit related fees by KPMG LLP in fiscal 2005. Audit related fees consists of fees billed or for assurance and related services that are reasonably related to the performance of the audit or review of Copart’s consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.We were billed fees for tax related services totaling $26,200 by Ernst & Young LLP in fiscal 2006. We were billed $192,825 for tax fees by KPMG LLP in fiscal 2005. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above. We did not retain Ernst & Young LLP or KPMG LLP for any other services in fiscal 2006 or fiscal 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present at the 2006 annual meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the current fiscal year ending July 31, 2007.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The Audit Committee of our Board of Directors is comprised of the five directors named below, none of whom are officers or employees of the Company. Our Audit Committee believes that all of its current members are independent directors as defined by applicable Nasdaq Global Select Market rules and listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee has reviewed and discussed with Copart’s management and Ernst & Young LLP Copart’s audited consolidated financial statements and financial reporting process. Copart’s management has the primary responsibility for the financial statements and financial reporting processes of Copart, including the system of internal controls. Ernst & Young LLP, the Company’s current independent auditors, is responsible for performing an independent audit of the consolidated financial statements of the Company and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee reviews and monitors these processes and receives reports from Ernst & Young LLP and Company management. The Audit Committee also discussed with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting processes.

The Audit Committee has discussed with Ernst & Young LLP those matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication With Audit Committees”) and has also discussed with the Audit Committee that firm’s independence from management and the Company. The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee has also considered whether Ernst & Young LLP’s provision to the Company of non-audit services (such as tax-related services, due diligence procedures, and services and advice related to acquisitions) that are not otherwise prohibited by applicable law is compatible with maintaining the independence of Ernst & Young LLP with respect to the Company and its management.

Based upon the reviews, discussions and considerations referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2006, and that Ernst & Young LLP be appointed as the independent auditors for the Company for fiscal year 2007.

                    Respectfully submitted by:

                    The Audit Committee of the Board of Directors

                    Steven Cohan
                    Harold Blumenstein
                    Daniel Englander
                    James Grosfeld
                    Jonathan Vannini

SECURITY OWNERSHIP

The following table sets forth certain information known to Copart regarding the ownership of our Common Stock as of the record date (November 7, 2006) by (i) all persons known by Copart to be beneficial owners of five percent or more of our Common Stock; (ii) each current director and nominee for director; (iii) any other Named Executive Officers (as said term is defined hereinafter in “Executive Compensation - Summary Compensation Table”); and (iv) all executive officers and directors of the Company as a group. Beneficial ownership is determined based on the rules of the SEC. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable, except as otherwise indicated.

Five Percent Shareholders, Directors and Executive Officers(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding
Neuberger Berman LLC(2)	9,830,937	10.86%
605 Third Avenue New York, NY 10158
Thomas W. Smith(3)	5,840,051	6.45%
323 Railroad Avenue Greenwich, CT 06830
Wasatch Advisors, Inc.(4)	6,909,771	7.63%
150 Social Hall Avenue Salt Lake City, UT 84111
Willis J. Johnson(5)	13,239,120	14.47%
James Grosfeld(6)	5,547,421	6.12%
A. Jayson Adair(7)	1,710,759	1.86%
Harold Blumenstein(8)	847,621	*
James E. Meeks(9)	509,674	*
Jonathan Vannini(10)	58,421	*
Vincent W. Mitz(11)	188,501	*
David L. Bauer(12)	126,782	*
Steven D. Cohan(13)	52,427	*
Daniel Englander(14)	70,225	*
All directors and executive officers as a group (fifteen persons)(5-14)	22,773,617	24.96%
___________________
*	Represents less than 1% of the Company’s outstanding Common Stock.

(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.

(2)
The number of shares and other information presented is as reported in a Schedule 13G filed by Neuberger Berman LLC with the SEC on February 16, 2006 and reflects stock held as of December 31, 2005. The Company notes that Neuberger Berman LLC filed a Schedule 13F with the SEC on November 6, 2006, reflecting 9,796,277 shares of Copart Common Stock held as of September 30, 2006. However, because Schedule 13F requires the disclosure of shares pursuant to which an institutional investment manager exercises investment discretion (as contrasted with beneficial ownership), the Company has instead included the number of shares reported in the Schedule 13G filed by Neuberger Berman LLC with the SEC on February 16, 2006. The Company has not attempted to verify independently any of the information contained in the Schedule 13G.

(3)
The number of shares and other information presented is as reported in a Schedule 13G filed with the SEC on February 14, 2006 and reflects stock held as of December 31, 2005. According to this Schedule 13G Messrs. Thomas W. Smith has the sole power to vote or direct the vote of 2,159,269 shares. Mr. Scott J. Vassalluzzo has sole power to vote or direct the vote of 80,000 shares. Messrs. Thomas W. Smith and Scott J. Vassalluzzo have the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of 3,680,782 shares. The Company has not attempted to verify independently any of the information contained in the Schedule 13G.

(4)
The number of shares and other information presented is as reported in a Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on February 16, 2006 and reflects stock held as of December 31, 2005. The Company notes that Wasatch Advisors, Inc filed a Schedule 13F with the SEC on November 11, 2006, reflecting 7,018,976 shares of Copart Common Stock held as of September 30, 2006. However, because Schedule 13F requires the disclosure of shares pursuant to which an institutional investment manager exercises investment discretion (as contrasted with beneficial ownership), the Company has instead included the number of shares reported in the Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on February 14, 2006. The Company has not attempted to verify independently any of the information contained in the Schedule 13G.

(5)	Includes 923,334 shares of Common Stock subject to options exercisable within 60 days of the record date.

(6)	Includes 58,421 shares of Common Stock subject to options exercisable within 60 days of the record date.

(7)	Includes 1,656,666 shares of Common Stock subject to options exercisable within 60 days of the record date.

(8)	Includes 58,421 shares of Common Stock subject to options exercisable within 60 days of the record date.

(9)	Includes 509,584 shares of Common Stock subject to options exercisable within 60 days of the record date.

(10)	Includes 58,421 shares of Common Stock subject to options exercisable within 60 days of the record date.

(11)	Includes 188,501 shares of Common Stock subject to options exercisable within 60 days of the record date.

(12)	Includes 126,418 shares of Common Stock subject to options exercisable within 60 days of the record date.

(13)	Includes 52,421 shares of Common Stock subject to options exercisable within 60 days of the record date.

(14)
Includes 1,000 shares of Common Stock held by the Trust FBO Jules Francis Englander, for which Mr. Englander is a trustee; 1,000 shares of Common Stock held by the Trust FBO Harrison David Englander, for which Mr. Englander is a trustee; 250 shares of Common Stock held by the Charles H. Englander 2004 Trust, for which Mr. Englander is a trustee; and 60,000 shares of Common Stock held by Ursula Capital Partners. Ursula Capital Partners is an investment partnership for which Mr. Englander serves as the sole general partner. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partner except to the extent of his pecuniary interest therein.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 31, 2006 about shares of our Common Stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the 1994 Director Option Plan, and our 1992 Stock Option Plan. Our 1992 Stock Option Plan was terminated in 2001, and our 1994 Director Option Plan was terminated in August 2003. No further grants will be made under these plans although pre-existing options remain outstanding and are subject to the terms of the plan. All of our equity incentive plans have been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	5,874,286	(2)	$12.79	(3)	2,569,860	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	5,874,286		$12.79		2,569,860
____________________
(1)
We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our Common Stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of Common Stock to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.

(3)	Reflects weighted average exercise price of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.

(4)
Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2001 Stock Option Plan. No securities are available for future issuance under the 1992 Stock Option Plan and 1994 Director Option Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Copart and its subsidiaries during each of the last three fiscal years, by our Chief Executive Officer and each of our other four most highly compensated executive officers. The individuals whose compensation is disclosed in the following table are referred to in this proxy statement as the “Named Executive Officers.”

Long Term Compensation Awards
	Annual Compensation			Securities Underlying	All Other
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Options/SARs (#)	Compensation ($)

Willis J. Johnson Chief Executive Officer	2006 2005 2004	580,800 492,300 450,000	1,050,000 950,000 750,000	100,000 — 100,000	13,833 (1) 23,574 (1) 21,473 (1)

A. Jayson Adair President	2006 2005 2004	480,800 392,308 338,500	800,000 700,000 500,000	100,000 — 200,000	— — —

James E. Meeks Executive Vice President and Chief Operating Officer	2006 2005 2004	295,200 275,000 225,000	450,000 350,000 250,000	75,000 — 150,000	— — —

David L. Bauer Senior Vice President of Information Technology and Chief Information Officer	2006 2005 2004	237,100 219,600 190,000	250,000 200,000 150,000	40,000 — 70,000	— — —

Vincent W. Mitz Senior Vice President of Marketing	2006 2005 2004	237,100 219,600 190,000	250,000 200,000 150,000	40,000 — 100,000	— — —

___________________
(1)
Comprised of premiums paid on life insurance policies payable to beneficiaries designated by Mr. Johnson and Mr. Johnson’s wife in the amount of $13,833, $23,574 and $21,473 in fiscal 2006, 2005 and 2004, respectively. These policies were cancelled effective January 1, 2006.

Copart provides its Chief Executive Officer and President limited ability to use Copart's corporate aircraft for personal purposes, subject to the standards and limitations described in the Compensation Committee Report on Executive Compensation included in this proxy statement. In addition, Copart provides its Chief Executive Officer, its President, and its Chief Operating Officer with company-owned or leased automobiles that may be used for personal purposes. Copart provides the other Named Executive Officers with a monthly car allowance.

For purposes of the compensation table above, consistent with SEC guidelines, Copart has valued these perquisites based on their incremental cost to Copart. For purposes of valuing personal use of corporate aircraft, Copart uses a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Based on Copart’s incremental cost analysis, the aggregate value of these perquisites received by the Named Executive Officers identified in the table above did not exceed in any individual case $50,000 in fiscal 2006, 2005, or 2004. Copart’s proxy statement for the 2004 Annual Meeting of Shareholders disclosed the value of these benefits based on Internal Revenue Service guidelines, including use of the Standard Industry Fare Level (SIFL) for purposes of personal aircraft use. Under the prior tax value approach, with respect to Mr. Johnson, the value of personal aircraft use was $13,268, $17,820 and $31,965 in fiscal 2006, 2005 and 2004, respectively, and the value of personal automobile use was $12,975, $15,000 and $25,788 in fiscal 2006, 2005 and 2004, respectively. With respect to Mr. Adair, the value of personal aircraft use was $10,596, $4,128 and $30,875 in fiscal 2006, 2005 and 2004, respectively, and the value of personal automobile use was $17,400, $23,760 and $20,400 in fiscal 2006, 2005 and 2004, respectively. For the proxy statements for the 2005 and 2006 Annual Meeting of Shareholders, Copart has disclosed the value of these perquisites, consistent with SEC guidelines, based on their incremental cost to the Company.

Option Grants in Last Fiscal Year

The following table provides information with respect to the stock option grants made during the 2006 fiscal year under the Company’s 2001 Stock Option Plan (the “Option Plan”) to the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal 2006.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation Over Option Term
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Share)(3)	Expiration Date	5% ($)(4)	10%($)(4)
Willis J. Johnson	100,000	11.00	24.03	10/4/2015	1,513,144	3,835,706
A. Jayson Adair	100,000	11.00	24.03	10/4/2015	1,513,144	3,835,706
James E. Meeks	75,000	8.25	24.03	10/4/2015	1,134,838	2,867,780
David L. Bauer	40,000	4.40	24.03	10/4/2015	605,258	1,534,283
Vincent W. Mitz	40,000	4.40	24.03	10/4/2015	605,258	1,534,283
________________
(1)
Each option was granted under the Option Plan and will become exercisable for the option shares in installments over the optionee’s period of service with the Company. Options vest over a five-year period at a rate of 20% per year. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.

(2)	Based upon options to purchase an aggregate of 909,000 shares granted by the Company to employees and directors during fiscal year 2006.

(3)
The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The exercise price of all option grants was determined by the fair market value of the Company’s Common Stock as quoted on the Nasdaq on the date of grant.

(4)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices. There is no assurance provided to any executive officer or any other holder of the Company’s Common Stock that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other specific level. Assuming the specified rates of annual compounding, the total appreciation during the term of such options results in an increase of 62.9% (at 5% per year) and 159.4% (at 10% per year).

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning exercises of options during fiscal year 2006 and the value of unexercised options held as of the end of the 2006 fiscal year by the Named Executive Officers.

			Number of Securities
			Underlying		Value Of Unexercised
	Shares	Value	Unexercised Options At		In-The-Money Options At
	Acquired on	Realized	Fiscal Year End		Fiscal Year - End ($)(2)
	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Willis J. Johnson	$—	$—	883,334	166,666	$17,903,440	$1,395,571
A. Jayson Adair	3,000	67,640	1,608,333	216,667	30,341,173	1,827,587
James E. Meeks	—	—	456,250	168,750	6,062,612	1,468,500
David L. Bauer	—	—	104,404	98,513	1,434,456	890,505
Vincent W. Mitz.	—	—	166,487	98,513	2,222,869	890,505

______________________
(1)	Represents the fair market value of underlying securities on the date of exercise, minus the exercise price.

(2)
Represents the fair market value of underlying securities at fiscal year end (for in-the-money options only) minus the exercise price. The closing price for the Company’s Common Stock at fiscal year end as quoted on the Nasdaq was $26.64.

Employment Contracts and Change-in-Control Arrangements

We currently do not have any formal employment agreements with any of our executive officers and all are employed on an “at-will” basis.

All employees and consultants (including officers and directors) of the Company are eligible for option grants under our 2001 Stock Option Plan.

Future benefits under the 2001 Stock Option Plan are not determinable, as grants of options are at the discretion of the Compensation Committee. Pursuant to the terms of such option plans and related option grant agreements, if any, in the event of any acquisition or merger of Copart with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights then outstanding or to substitute substantially equivalent options or rights, then the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the optionee shall be notified that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right shall terminate upon expiration of such period.

In addition, in the event of a change of control in which options and stock purchase rights are assumed by a successor corporation, pursuant to the terms of certain option agreements under our 1992 Stock Option Plan and our 2001 Stock Option Plan as previously approved, if an employee is terminated without cause by such successor corporation within twelve months of such change of control, then such optionee shall vest in full and have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference into such filing.

The Compensation Committee of our Board of Directors has general responsibility for establishing the compensation payable to our executive officers and other key executives. The committee has the sole and exclusive authority to administer our equity compensation plans, including stock option plans under which grants may be made to such individuals.

The Compensation Committee believes that the compensation for its executive officers should be structured to attract, motivate and retain those responsible for the success of the Company and should be determined within a framework based on the attainment of designated financial targets, individual merit and contribution and overall financial performance relative to Copart’s peers and certain designated corporate objectives.

This report is divided into two parts. Part One is a brief description of the compensation arrangements in effect for the 2006 fiscal year for the executive officers of the Company, including the Named Executive Officers in the Summary Compensation Table. Part Two is a discussion of the factors that governed the compensation payable to the Chief Executive Officer for the 2006 fiscal year.

Part One - Existing Compensation Arrangements

The Compensation Committee believes that the current salaries and benefits of our executive officers are commensurate with our financial performance to date and with the salaries and benefits payable by comparable companies. During fiscal 1998, the prior employment agreement between Copart and our Chief Executive Officer expired, and since 1998, Mr. Johnson has been employed on an “at-will” basis. The base annual salaries of Willis J. Johnson, A. Jayson Adair, James E. Meeks, David L. Bauer and Vincent W. Mitz were set at $600,000, $500,000, $300,000, $240,000 and $240,000 respectively, during fiscal year 2006. In August 2006, the Compensation Committee increased the base annual salaries for Messrs. Johnson, Adair, Meeks, Bauer and Mitz to $750,000, $600,000, $375,000, $270,000 and $270,000, respectively. The Compensation Committee intends to review these salary levels on a regular basis and to make such adjustments to them as it sees fit based on the performance of the Company and the particular employee. In August 2006, following its review of our fiscal 2006 financial results, the Compensation Committee approved cash bonuses for our executive officers. Specifically, the committee approved cash bonuses of $1,050,000 for Mr. Johnson, $800,000 for Mr. Adair, $450,000 for Mr. Meeks, $250,000 for Mr. Bauer and $250,000 for Mr. Mitz. These bonuses reflected increases over the cash bonuses paid in prior fiscal years, which increases the Compensation Committee determined were reasonable and appropriate in light of our financial and operating results in fiscal 2006.

Our objective in awarding options is to more closely align the long-term interests of the executive officers with those of our shareholders. During fiscal 2006, the committee reviewed the outstanding equity incentives of our executive officers, including the applicable exercise shares and the extent to which outstanding option grants were vested or unvested. Based on this review, the committee determined that additional option grants were appropriate. In the first quarter of fiscal 2006, the committee approved grants of 771,000 shares of common stock to Company employees, including grants to Messrs. Johnson, Adair, Meeks, Bauer and Mitz in the amounts of 100,000, 100,000, 75,000, 40,000 and 40,000 shares, respectively, under the Company’s 2001 Stock Option Plan. The exercise price for all option grants was equal to the fair market value of our common stock on the date of grant. As of the date of this proxy statement, no option grants have been made in fiscal 2007, but the Compensation Committee will evaluate the appropriateness of making additional option grants from time to time.

Part Two - Compensation of Chief Executive Officer

Willis J. Johnson, the founder of the Company, served as President and Chief Executive Officer from 1986 until May 1995, and has continued to serve as Chief Executive Officer since May 1995. He became Chairman of Board of Directors in January 2004. Mr. Johnson’s base annual salary was $600,000 for fiscal year 2006, an increase of $100,000 over his base salary for fiscal year 2005. In August 2006, the Compensation Committee increased Mr. Johnson’s base annual salary to $750,000. During the first quarter of fiscal 2006, the Compensation Committee approved the grant to Mr. Johnson of an option to acquire 100,000 shares of common stock under Copart’s 2001 Stock Option Plan. Mr. Johnson is also entitled to participate in the Company’s benefit plans and is entitled to four weeks paid vacation per year, use of Company automobiles, and a $1 million life insurance policy with the beneficiary being designated by Mr. Johnson. In addition, we historically paid the premium on a $1,000,000 life insurance policy under which Mr. Johnson’s wife is the named insured and Mr. Johnson is the beneficiary. These policies were cancelled effective January 1, 2006.

In addition, during fiscal 2004, the Compensation Committee approved standards for personal use of Copart’s leased aircraft by Mr. Johnson and A. Jayson Adair, Copart’s President. The committee authorized Mr. Johnson to use the aircraft for personal purposes for up to 50 flight hours per fiscal year and Mr. Adair to use the aircraft for personal purposes for up to 25 flight hours per fiscal year. Flight hours in excess of these amounts would require the additional approval of the Compensation Committee. The committee intends to value this benefit on an annual basis, and Mr. Johnson and Mr. Adair will be responsible for taxes resulting from any deemed income arising from this benefit.

The Compensation Committee believes that the salary and benefits paid to Mr. Johnson during fiscal 2006 were commensurate with the Company’s financial performance. The Compensation Committee expects that any bonus compensation recommended to be payable to Mr. Johnson in future years will also be based upon the Company’s growth and financial performance, and subject to approval by the Compensation Committee.

In October 2005, our Board of Directors approved, following the recommendation of our Compensation Committee, the Copart, Inc. Executive Bonus Plan. For fiscal 2006, the committee determined that our Chief Executive Officer and our President were eligible to participate and receive a bonus, subject to Copart’s achievement of a performance target measured by revenue. Under the terms of the plan, Mr. Johnson and Mr. Adair received bonuses in fiscal 2006 of $1,050,000 and $800,000, respectively.

Tax Limitation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code), places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to certain of our highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to this deduction limit. We intend to qualify certain compensation paid to executives for deductibility under the Code, including Section 162(m) of the Code. However, we may from time to time pay compensation to our executive officers that may not be deductible.

Compensation Committee

Harold Blumenstein  James Grosfeld  Jonathan Vannini

PERFORMANCE GRAPH

The following information relating to the price performance of our common stock shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference into such filing.

The following graph shows a comparison of the cumulative total shareholder returns for the Company, the NASDAQ Stock Market - (U.S.), and a peer group (based on Standard Industrial Classification (“SIC”) codes) for the period of August 1, 2001 through July 31, 2006. Such returns are based on historical results and are not intended to suggest future performance. Data for the NASDAQ and peer group indices assume reinvestment of all dividends. We have not declared or paid a cash dividend since becoming a public company in 1994. The Company currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

CERTAIN TRANSACTIONS

We employ in various non-executive positions Jason Johnson, the son of our Chief Executive Officer, Bonnie Randall, the sister of our Chief Executive Officer, and Rodgar McCalmon, the son-in-law of our Chief Executive Officer. In fiscal 2006, Mr. Johnson, Mrs. Randall and Mr. McCalmon received a total of $80,000, $100,000 and $147,100 of cash compensation, respectively. The Company believes that the terms of each such individual’s employment, including their cash compensation, are commensurate with other employees in comparable positions. In October 2005, Mr. McCalmon was granted 20,000 shares of common stock under the Company’s 2001 Stock Option Plan.

Willis J. and Reba J. Johnson are the owners of the real property and improvements of the Fresno, California facility and lease said premises to Copart for current monthly lease payments of $13,890 under a lease dated August 1, 1992, which expires, with inclusion of all extension options, in July 2009, and contains a provision whereby we have an option to purchase the real property and improvements. Total payments under this lease aggregated $159,301 in fiscal 2006. We believe that the terms of this lease are no less favorable to the Company than could be obtained from unaffiliated third parties.

Under the terms of the Lease Agreement dated September 1, 1992 between James P. Meeks and Barbara D. Meeks and Copart, Inc., we lease property in San Martin, California from James P. Meeks and Barbara D. Meeks. The San Martin lease expires August 31, 2007. Total payments under this lease aggregated $239,400 in fiscal 2006. James P. Meeks is the father of one of our directors, James E. Meeks.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater-than-ten percent shareholders that no other reports were required to be made, the Company believes that there was full compliance for the fiscal year ended July 31, 2006 with all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater-than-ten percent shareholders.

OTHER MATTERS

We know of no other matters to be submitted at the 2006 Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

ADJOURNMENT OF THE ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our Common Stock. Proxies that are being solicited by our Board of Directors grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of our annual report for the fiscal year ended July 31, 2006 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of, and to vote at, the 2006 Annual Meeting of Shareholders. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

                    For the Board of Directors
                    COPART, INC.

                    By:
                    Paul A. Styer, Secretary

Dated: November 27, 2006

Site of the Copart, Inc. 2006 Annual Shareholder Meeting

Directions to:  Copart, Inc.
                           4665 Business Center Drive
                           Fairfield, California 94534

From:                 San Francisco Airport

Exit the airport on Highway 101 Northbound toward San Francisco. As you enter San Francisco follow the signs directing you towards the Bay Bridge. This is Interstate 80 Eastbound. Follow Interstate 80 Eastbound for approximately 40 miles. This will take you over the Bay and Carquinez Bridges. Continue east on Interstate 80 until you reach Fairfield. Once in Fairfield you will exit at Suisun Valley Road. Turn left onto Suisun Valley Road and go over the freeway. At the first set of traffic lights, turn left onto Mangels. At the next set of traffic lights, turn left onto Business Center Drive, and then go to the first building on the left at 4665 Business Center Drive.

Annex A

AMENDED AND RESTATED CHARTER FOR THE
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
COPART, INC.
(as amended in September 30, 2003)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is to review and approve, and, where appropriate, to and make recommendations to the Board of Directors (the “Board”) regarding all forms of compensation to be provided to the employees and directors of, and consultants to Copart, Inc., a California corporation, and its subsidiaries (the “Company”), including stock compensation and loans, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time. The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the officers with those of the Company’s stockholders. To achieve this goal the Committee attempts to
(i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company; (ii) motivate individuals to perform at their highest level and reward outstanding achievement; (iii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

MEMBERSHIP:

The Compensation Committee shall consist of a minimum of two (2) non-employee directors of the Company as is determined by the Board. The members of the Compensation Committee are appointed by and serve at the discretion of the Board.

Each member of the Compensation Committee will be (i) an independent director as defined by the rules of The Nasdaq Stock Market, (ii) an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.
Unless otherwise determined by a majority of the independent directors of the Board meeting in executive session, review and approve decisions regarding the compensation of the Chief Executive Officer of the Company (the “CEO”)(for purposes of this Compensation Committee Charter, the compensation of the CEO and the other officers of the Company to be approved by the Compensation Committee hereunder shall include all “plan” compensation as such term is defined in Item 402(a)(7) of Regulation S-K promulgated under the Securities Act of 1933, as amended);

2.	Unless otherwise determined by a majority of the independent directors of the Board, review and approve decisions regarding all forms of compensation to be provided to the officers of the Company;

A-1

3.
Review and make recommendations to the Board regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined;

4.	Review and make recommendations to the Board regarding the compensation policy for the directors of and consultants to the Company;

5.
Act as the Administrator (as defined under each plan) and administer, within the authority delegated by the Board, the Company’s equity compensation plans adopted by the Board (the “Plans”). In its administration of the Plans, the Compensation Committee may, pursuant to authority delegated by the Board, (a) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder), (b) amend such stock options or stock purchase rights, and (c) take all other actions permitted under the Plans. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

6.
Prepare a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the CEO for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; (c) the Compensation Committee’s executive compensation policies applicable to officers; and (d) the Company’s policies with respect to the $1 million deduction limit for certain executive compensation imposed by Section 162(m) of the IRC;

7.	Review its own charter, structure, processes and membership requirements from time to time;

8.
As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of CEO, executive officer, employee or director compensation; and

9.	Authorize the repurchase of shares from terminated employees pursuant to applicable law.

MEETINGS:

The Compensation Committee will meet at such times that it deems appropriate to fulfill its responsibilities of the Compensation Committee under this charter. The Compensation Committee shall establish its own schedule, which it will provide to the Board in advance. The members of the Compensation Committee may invite the Chief Executive Officer, the executive officer responsible for the Company’s human resources activities or any other person to attend meetings as appropriate.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Compensation Committee will provide written reports to the Board of the Company regarding recommendations of the Compensation Committee submitted to the Board for action and copies of the written minutes of its meetings.

DELEGATION OF AUTHORITY:

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

A-2

[ ] Mark this box with an X if you have made
changes to your name or address details above

Annual Meeting Proxy Card
A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the following nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - Willis J. Johnson	[ ]	[ ]	04 - James Grosfeld	[ ]	[ ]	07 - Daniel Englander	[ ]	[ ]

	For	Withhold		For	Withhold
02 - A. Jayson Adair	[ ]	[ ]	05 - James E. Meeks	[ ]	[ ]

	For	Withhold		For	Withhold
03 - Harold Blumenste	[ ]	[ ]	06 - Steven D. Cohan	[ ]	[ ]

B Issues
The Board of Directors recommends a vote FOR the following proposal.

2. Ratify the selection of Ernst & Young LLP as	For	Against	Abstain	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	[ ]
independent auditors for the Company for the	[ ]	[ ]	[ ]
current fiscal year ending July 31, 2007.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.
Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - Copart, Inc.

Proxy for 2006 Annual Meeting of Shareholders
December 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Copart, Inc. (the “Company”) hereby revokes all previous proxies and appoints Willis J. Johnson or Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2006 Annual Meeting of Shareholders of the Company to be held on Monday, December 18, 2006, at 9:00 a.m. Pacific Standard Time, at the Company’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any	• Go to the following web site:
time on a touch tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 18, 2006.
THANK YOU FOR VOTING